EXHIBIT 10.1
Summary of Executive Compensation

		Non-Equity	2008
Name and Principal Position	Bonus Amount(1)	Incentive Plan(2)	Base Salary
Robert J. Glickman	$375,000	$—	$500,000
President and CEO

Tim H. Taylor	$300,000	$—	$336,000
Executive Vice President and CFO

Michael G. Stein	$400,000	$—	$400,000
Executive Vice President Commercial Lending

Timothy J. Stodder	$—	$450,050	$200,000
Senior Vice President Commercial Lending

Randy P. Curtis	$280,000	$—	$250,000
Executive Vice President Retail Banking
(1) Bonus amounts to be paid in December, 2007.
(2) Non-Equity Incentive Plan Compensation is determined in accordance with the terms of the Corus Bank, N.A. Commission Program for Commercial Loan Officers.